EXHIBIT C


MCELROY, DEUTSCH, MULVANEY & CARPENTER, LLP
Charles A. Stanziale, Jr., Esq.
Jeffrey T. Testa, Esq.
Alexandra V. Gallo, Esq.
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102-4079
(973) 622-7711

KASOWITZ, BENSON, TORRES & FRIEDMAN LLP
One Gateway Center, Suite 2600
Newark, New Jersey 07102
(973) 645-9462

1633 Broadway
New York, New York 10019
(212) 506-1700
Attorneys for Plaintiff , Costa Brava Partnership III, LP

-------------------------------------------X
                                           :    SUPERIOR COURT OF NEW JERSEY,
COSTA BRAVA                                :    CHANCERY DIVISION:
PARTNERSHIP III, LP,                       :    GENERAL EQUITY PART
                                           :    BURLINGTON COUNTY,
                  Plaintiff,               :    DOCKET NO.:
                                           :
        v.                                 :
                                           :
MEDQUIST INC.,                             :      CIVIL ACTION
                                           :
                  Defendant.               :      VERIFIED COMPLAINT
-------------------------------------------X



         Plaintiff Costa Brava Partnership III, L.P. ("Costa Brava"), by and through its attorneys, McElroy, Deutsch, Mulvaney & Carpenter, LLP and Kasowitz, Benson, Torres and Friedman LLP, for its Verified Complaint against defendant MedQuist Inc. ("MedQuist" or the "Corporation"), alleges upon knowledge as to itself and otherwise upon information and belief, as follows:

                               NATURE OF THE CASE
                               ------------------

         1. This is an action pursuant to N.J.S.A. 14A:5-2, Rule 4:67-1(a) and Rule 4:67-2(a) asking this Court to summarily order defendant MedQuist to hold an annual meeting of its shareholders before December 15, 2007, or another reasonably proximal date of the Court's choosing; that all seats on the Board must be elected by shareholders at such annual meeting; and that, in accordance with N.J.S.A. 14A:5-4, MedQuist must provide written notice of the time, place and purpose of the meeting not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.

                                PARTIES AND VENUE
                                -----------------

         2. Plaintiff Costa Brava is a limited partnership organized under the laws of Delaware with its principal place of business located at 420 Boylston Street, Boston, Massachusetts 02116. The general partner of Costa Brava is Roark, Rearden & Hamot, LLC, whose President is Seth W. Hamot.

         3. Defendant MedQuist, Inc. is a New Jersey corporation with its principal place of business at 1000 Bishops Gate Blvd, Suite 300, Mount Laurel, New Jersey 08054-4632.

         4.       Venue is proper in this Court pursuant to Rule 4:3-2.

                                   BACKGROUND
                                   ----------

         5. MedQuist is a publicly owned company (trading under symbol "MEDQ.PK") providing electronic medical transcription, health information and document management products and services to the health care community.

         6. Costa Brava is the beneficial owner of 1,938,821 shares -- approximately 5.17% -- of common stock in Defendant MedQuist. Costa Brava initially reported this ownership on Securities and Exchange Commission ("SEC")
Schedule 13G filed on September 14, 2007.

         7. As conceded in its Form 10-K filed on August 31, 2007, (for the fiscal year ended December 31, 2006) with the SEC, MedQuist has failed to hold an annual shareholder's meeting since 2003. [See Verification of Seth W. Hamot ("Hamot Cert.") at P. 5, Exhibit A.]

         8. Members of MedQuist's board of directors (the "Board") serve staggered three-year terms. One-third of its directors are to be re-elected each year. Because no annual meeting has been held for three years, all seats on the Board must be re-elected at the next meeting. [See Hamot Cert. at P. 6, Exhibit B.]

                                    COUNT ONE
                                    ---------

                (Failure To Hold An Annual Shareholder's Meeting
                          Pursuant To N.J.S.A. 14A:5-2)

         9. Costa Brava repeats and realleges the allegations of paragraphs 1 through 8 of this Verified Complaint as if fully set forth herein.

         10. N.J.S.A. 14A:5-2 provides that, if the Corporation fails to hold an annual shareholder's meeting for a period of 13 months after either its organization or its last annual meeting, the Superior Court may, upon the application of any shareholder, summarily order the meeting. (emphasis added).

         11. MedQuist has failed to hold an annual shareholder meeting since 2003.

         12. None of the members of the Board have been elected at an annual meeting of shareholders for at least three years.

         13.      Costa Brava is a MedQuist shareholder.

         WHEREFORE, Costa Brava respectfully requests that the Court enter an
Order:

         i. Directing that MedQuist hold its annual shareholder's meeting on or before December 15, 2007, or another reasonably proximal date of the Court's choosing; and

         ii. Directing that all seats on the Board be elected by shareholders at such annual meeting; and

         iii. Directing that defendant must provide written notice of the time, place and purpose of the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting; and

         iv.      Awarding Costa Brava attorneys fees and costs; and

         v. Granting Costa Brava such other and further relief as the Court deems appropriate.

                                       McELROY, DEUTSCH, MULVANEY & CARPENTER,
                                       LLP

                                       KASOWITZ, BENSON, TORRES
                                       & FRIEDMAN LLP

                                       Attorneys for Plaintiff,
                                       Costa Brava Partnership III, LP


                                       By: /s/ CHARLES A. STANZIALE, JR.
                                           ------------------------------------
                                           Charles A. Stanziale, Jr.

                     CERTIFICATION PURSUANT TO RULE 4:5-1(2)
                     ---------------------------------------

         I, Charles A. Stanziale, Jr., an attorney for the above-named Plaintiff, do hereby certify that the matter in controversy in the above dispute is not the subject of any other action pending in any other court or of a pending arbitration proceeding, and no other action or arbitration is contemplated at this time. Furthermore, I am aware of no other party needed to be joined in this action.


                          DESIGNATION OF TRIAL COUNSEL
                          ----------------------------

         Charles A. Stanziale, Jr., Esq. is hereby designated as trial counsel for Plaintiffs in this matter.



                                       /s/ CHARLES A. STANZIALE, JR.
                                       ----------------------------------------
                                       Charles A. Stanziale, Jr.


Dated:  October 9, 2007

MCELROY, DEUTSCH, MULVANEY & CARPENTER, LLP
Charles A. Stanziale, Jr., Esq.
Jeffrey T. Testa, Esq.
Alexandra V. Gallo, Esq.
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102-4079
(973) 622-7711

KASOWITZ, BENSON, TORRES & FRIEDMAN LLP
One Gateway Center, Suite 2600
Newark, New Jersey 07102
(973) 645-9462

1633 Broadway
New York, New York 10019
(212) 506-1700
Attorneys for Plaintiff, Costa Brava Partnership III, LP

-------------------------------------------X
                                           :     SUPERIOR COURT OF NEW JERSEY,
COSTA BRAVA                                :     CHANCERY DIVISION:
PARTNERSHIP III, LP,                       :     GENERAL EQUITY PART
                                           :     BURLINGTON COUNTY,
                  Plaintiff,               :     DOCKET NO.:
                                           :
        v.                                 :
                                           :
MEDQUIST INC.,                             :       CIVIL ACTION
                                           :
                  Defendant.               :       VERIFICATION
-------------------------------------------X


I, Seth W. Hamot, do hereby certify on personal knowledge that:

         1.       I am the President of Roark, Rearden & Hamot, LLC.

         2. Roark, Rearden & Hamot, LLC is the general partner of Costa Brava Partnership III LP.

         3. Costa Brava Partnership III LP ("Costa Brava") is the plaintiff in this matter.

         4. Costa Brava is the beneficial owner of 1,938,821 shares -- approximately 5.17% -- of common stock in Defendant MedQuist ("MedQuist"). This ownership was initially stated in our September 14, 2007 Schedule 13G filed with the Securities & Exchange Commission ("SEC") which I have reviewed.

         5. To the best of my knowledge, MedQuist has not held an annual shareholder's meeting since 2003. Medquist has admitted this in its 2006 10-K filed SEC which I have reviewed. A true and correct copy of this 10-K retrieved from the SEC's "Edgar" website is annexed hereto as Exhibit A.

         6. MedQuist's By-Laws, which I have reviewed, provide for the election of the members of its board of directors (the "Board"). Approximately one-third of its Board seats come up for election each year. Since no annual meeting has been held for at least three years, each of the seats on the Board must be elected at the next shareholder meeting. A true and correct copy of the MedQuist By-Laws retrieved from the SEC's "Edgar" website is annexed hereto as Exhibit B.

         7. Costa Brava now seeks an Order that (i) MedQuist hold its annual shareholder's meeting on or before December 15, 2007, or another reasonably proximal date of the Court's choosing; and (ii) all seats on the Board must be elected by shareholders at such annual meeting; and (iii) MedQuist must provide written notice of the time, place and purpose of the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.

         8. I have reviewed the allegations of the Verified Complaint filed in this action. The contents of same are true.

         I hereby certify that the foregoing statements made by me are true. I am aware that, if any of the foregoing statements made by me are willfully false, I am subject to punishment.

Dated:  October 8, 2007



                                      By: /s/ SETH W. HAMOT
                                          --------------------------------------
                                          Seth W. Hamot
                                          President, Roark, Rearden & Hamot, LLC

               ATTORNEY'S CERTIFICATION AS TO THE FAXED SIGNATURE
               --------------------------------------------------

         I certify as an attorney at law of the State of New Jersey, that Seth
W. Hamot acknowledged to me that the facsimile signature to his Verification is his genuine signature. The Verification, or a copy, with an original signature affixed will be filed if requested.


                                       /s/ ALEXANDRA V. GALLO, Esq.
                                       -----------------------------------------
                                       Alexandra V. Gallo, Esq.

Dated: October 9, 2007

MCELROY, DEUTSCH, MULVANEY & CARPENTER, LLP
Charles A. Stanziale, Jr., Esq.
Jeffrey T. Testa, Esq.
Alexandra V. Gallo, Esq.
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102-4079
(973) 622-7711

KASOWITZ, BENSON, TORRES & FRIEDMAN LLP
One Gateway Center, Suite 2600
Newark, New Jersey 07102
(973) 645-9462

1633 Broadway
New York, New York 10019
(212) 506-1700
Attorneys for Plaintiff, Costa Brava Partnership III, LP

-------------------------------------------X
                                           :     SUPERIOR COURT OF NEW JERSEY,
COSTA BRAVA                                :     CHANCERY DIVISION:
PARTNERSHIP III, LP,                       :     GENERAL EQUITY PART
                                           :     BURLINGTON COUNTY,
                  Plaintiff,               :     DOCKET NO.:
                                           :
        v.                                 :
                                           :
MEDQUIST INC.,                             :      CIVIL ACTION
                                           :
                  Defendant.               :      ORDER AND JUDGMENT
-------------------------------------------X


THIS MATTER having been brought before the Court by McElroy, Deutsch, Mulvaney, & Carpenter, LLP and Kasowitz, Benson, Torres & Friedman, LLP, attorneys for plaintiff, Costa Brava Partnership III, LP ("Costa Brava"), by way of Verified Complaint and order to show cause seeking relief by way of summary action pursuant to R. 4:67-1(a), and the Court having held oral arguments and having read and considered the Complaint and all accompanying certifications, verifications and other documents, and it appearing that defendant, MedQuist, Inc. ("MedQuist"), is in violation of N.J.S.A. 14A:5-2 and for good cause shown;

         IT IS on this ___ day of __________, 2007, ORDERED ADJUDGED AND DECREED that:

         i. MedQuist hold its annual shareholder's meeting on or before ___________ 2007;

         ii. All seats on MedQuist's board of directors must be elected by shareholders at such annual meeting;

         iii. Defendant MedQuist must provide written notice of the time, place and purpose of the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting; and

         iv.      Awarding Costa Brava attorneys fees and costs;

         v. A copy of this Order be served upon all counsel of record within seven (7) days of receipt of the executed Order by counsel for plaintiff.


                                            ---------------------------------
                                            Ronald E. Bookbinder, P.J.Ch.


                                       2